UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 13, 2015

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 13, 2015, On Deck Capital, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).
At the Annual Meeting, the Company’s stockholders elected two Class I directors, each for a three-year term of office to serve until the Company’s 2018 annual meeting of stockholders, or until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The nominated directors received the following votes:

Name	For	Against	Abstain	Broker Non-Vote
David Hartwig	38,663,533	28,547	11,801	2,724,125
Neil E. Wolfson	38,396,981	15,797	291,103	2,724,125
At the Annual Meeting, the Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
41,398,559	13,221	16,226	0
The results reported above are final voting results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2015	On Deck Capital, Inc.

/s/ Cory Kampfer
Cory Kampfer Chief Legal Officer